Exhibit 99.1
PHH CORPORATION TO HOLD FOURTH QUARTER AND YEAR END 2008 EARNINGS
CONFERENCE CALL
Mt. Laurel, N.J., March 2, 2009 - PHH Corporation (NYSE: PHH) reminded investors that today at 12:00 noon the Company will hold its fourth quarter and year end 2008 earnings conference call, during which the Company’s management team will conduct a presentation followed by a question and answer session.
     Investors can access the fourth quarter and year end 2008 earnings press release on the Company’s website at www.phh.com, as well as a downloadable slide presentation that will accompany management’s presentation by visiting the Investor Relations page of PHH’s website at www.phh.com. Prior to the conference call, investors may also request a copy of the 2008 earnings press release or the slide presentation via fax by calling the investor hotline at 1-856-917-7405.
     Interested investors may access the conference call by dialing 1-877-879-6209 or 1-719-325-4768, using passcode 4079569 ten minutes prior to the start time of 12:00 noon. The conference call will also be webcast at www.phh.com. A replay will be available after the call through March 17, 2009 by dialing 1-888-203-1112 or 1-719-457-0820, passcode 4079569, or by logging on to the company’s website.
About PHH Corporation
     Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States.1 Its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the Company and its subsidiaries please visit www.phh.com.

[1]	Inside Mortgage Finance, Copyright 2009
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Contact Information:
Investors:
Nancy R. Kyle
856-917-4268
Media:
Karen K. McCallson
856-917-8679